As filed with the Securities and Exchange Commission on March 13, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

MoSys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0291941
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

755 N. Mathilda Avenue
Sunnyvale, California 94085
(408) 731-1800

(Address of principal executive offices)

Amended and Restated 2000 Stock Option and Equity Incentive Plan
(Full title of the plan)

Chester J. Silvestri, Chief Executive Officer and President
MoSys, Inc.
755 N. Mathilda Avenue
Sunnyvale, California 94085
(408) 731-1800
(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (4)
Common Stock, par value $0.01 per share
To be issued upon exercise of options and other awards of common stock granted under the:
Amended and Restated 2000 Stock Option and Equity Incentive Plan (1)	500,000	$7.505(4)	$3,752,500	$115.20
To be issued under options granted as inducements to new employees (2)

	475,000	$7.505(4)	$3,564,875	$109.44

TOTAL:	975,000		$7,317,375	$224.64

(1)          Represents additional shares reserved for issuance upon exercise of stock options and other awards of common stock granted under the Registrant’s Amended and Restated 2000 Stock Option and Equity Incentive Plan. Shares issuable upon exercise of stock options and other awards of common stock granted under the Registrant’s Amended and Restated 2000 Stock Option and Equity Incentive Plan were originally registered on the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 29, 2001 (Commission File No. 333-64302), which Registration Statement is incorporated by reference.

(2)          Represents shares issuable upon exercise of options granted to new employees in 2006 as a new hire inducement pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv).

(3)          In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(4))      Estimated solely for purposes of calculating the amount of the registration fee. The estimate is made pursuant to Rule 457(c) of the Securities Act. Maximum fee is calculated pursuant to Section 6(b) of the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information required in Part I will be sent or given to employees participating in the Plans, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    Incorporation of Documents By Reference

With respect to the registration of the shares issuable pursuant to the Amended and Restated 2000 Stock Option and Equity Incentive Plan, the Registrant incorporates by reference into this Registration Statement the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 29, 2001 (Commission File No. 333-64302).

The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated by reference in this Registration Statement:

1.             The Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2007.

2.             All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2006.

3.             The description of the capital stock of the Registrant contained in the Registration Statement on Form S-1 filed on June 26, 2001, as amended and declared effective on June 27, 2004 (Registration No. 333-43122) and in the Form 8-A/A filed on December 22, 2004 (Commission File No. 000-32929).

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

The validity of the common stock offered hereby will be passed upon for the Registrant by Bingham McCutchen LLP.  A partner of this firm is the record owner of a total of 2450 shares of the Registrant’s common stock.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  As permitted by the DGCL, our Bylaws provide that the Registrant shall indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by law. The Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Registrant has obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

The Registrant also has entered into agreements with its directors and executive officers that, among other things, indemnify them for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

Item 7.    Exemption from Registration Claimed.

The options granted to new employees as inducement grants pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) were issued pursuant to the exemption from the registration requirements under Section 5 of the Securities Act of 1933 provided by Section 4(2) of such Act.

Item 8. Exhibits.

See Exhibit Index which is incorporated herein by reference.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, state of California on March 13, 2007.

MOSYS, INC.

By:	/s/ Chester J. Silvestri
Chester J. Silvestri
Chief Executive Officer and President

By:	/s/ James R. Pekarsky
James R. Pekarsky
Vice President of Finance and Administration and Chief Financial Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Chester J. Silvestri and James R. Pekarsky with full power of substitution and resubstitution and full power to act, as his true and lawful attorney-in-fact and agents to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all registration statements relating to the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, and any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chester J. Silvestri	Chief Executive Officer and President	March 13, 2007
Chester J. Silvestri

	Vice President of Finance and	March 13, 2007
/s/ James R. Pekarsky	Administration and Chief Financial Officer
James R. Pekarsky

	Executive Vice President, Chief Technical	March 13, 2007
/s/ Wingyu Leung	Officer and Director
Wingyu Leung

/s/ Carl E. Berg	Director	March 13, 2007
Carl E. Berg

/s/ Tommy Eng	Director	March 13, 2007
Tommy Eng

/s/ Chi-Ping Hsu	Director	March 13, 2007
Chi-Ping Hsu

/s/ James D. Kupec	Director	March 13, 2007
James D. Kupec

/s/ Chenming Hu	Director	March 13, 2007
Chenming Hu

Exhibit Index

Exhibit Number	Exhibit Description

4.1*	Specimen Common Stock Certificate

4.2*	Third Amended and Restated Investor Rights Agreement dated September 27, 1997

4.3*	Rights Agreement

5.1	Opinion of Bingham McCutchen LLP

10.4.1**	Form of Restricted Stock Agreement

10.5.1***	Amended and Restated 2000 Stock Option and Equity Incentive Plan

10.15****	Form of Option Agreement for Stock Option Grant pursuant to the Amended and Restated 2000 Stock Option and Equity Incentive Plan

23.1	Consent of BDO Seidman LLP Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP Independent Registered Public Accounting Firm

23.3	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

*  Incorporated by reference to the same-numbered exhibit to the Company’s Registration Statement on Form S-1, as amended, originally filed August 4, 2000, declared effective June 27, 2001 (Commission File No. 333-43122).

**  Incorporated by reference to Exhibit 2 of Exhibit 99. (a)(1)(A) to the Company’s Schedule TO filed with the Securities and Exchange Commission December 14, 2005 (Commission File No. 005-78033).

*** Incorporated by reference to Appendix B to the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission October 7, 2004 (Commission File No. 000-32929).

**** Incorporated by reference to the same numbered exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed with the Securities and Exchange Commission August 9, 2005 (Commission File No. 000-32929).